Exhibit 99.1

Yum China Reports Second Quarter 2026 Results

Revenue Increased by 13%; Operating Profit Up 14%; Diluted EPS Grew 21%

Same-Store Sales Growth Improved Sequentially to 1%; OP Margin Expanded Year Over Year for the 9th Consecutive Quarter

Acquisition of the Pizza Hut Brand in Mainland China Expected to Close in August 2026

On Track to Return $1.5 Billion to Shareholders in 2026, ~10% of Current Market Capitalization

Shanghai, China (July 30, 2026) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the second quarter ended June 30, 2026.

Second Quarter Highlights

•
Total system sales grew 6% year over year (“YoY”), excluding foreign currency translation (“F/X”).
•
Same-store sales grew 1% YoY. Same-store transactions grew 5% YoY, the 14th consecutive quarter of growth.
•
Total revenues increased 13% YoY to $3.1 billion, or a 6% increase excluding F/X.
•
Opened 560 net new stores, a second-quarter record high and 67% higher than the openings in the same quarter last year, with 41% opened by franchisees. As of June 30, 2026, total store count reached 19,297, with 18% of stores operated by franchisees.
•
Operating profit grew 14% YoY to $348 million, a second-quarter record high. Core operating profit grew 7% YoY.
•
OP margin was 11.1%, an increase of 20 basis points YoY, the ninth consecutive quarter of OP margin expansion.
•
Restaurant margin was 16.1%, flat YoY, primarily due to increased rider cost from a higher delivery mix, offset by streamlined operations.
•
Diluted EPS increased 21% YoY to $0.70, or up 14% excluding F/X, and up 10% further excluding the impact1 of the mark-to-market equity investments.
•
Returned $402 million to shareholders through $301 million in share repurchases and $101 million in cash dividends.
•
Delivery sales grew 26% YoY. Delivery contributed approximately 54% of total Company sales, up from 45% in the same quarter last year.
•
Active Members of KFC or Pizza Hut, defined as those who transacted in the past 12 months, exceeded 270 million, representing a 6% YoY increase.

CEO Comments

Joey Wat, CEO of Yum China, commented, “We delivered strong results in the second quarter. For the ninth consecutive quarter, we simultaneously grew system sales, operating profit and OP margin. While the operating environment remains dynamic, our topline growth continued to outperform the industry in Q2. Same-store sales growth improved sequentially to 1%, led by the 14th consecutive quarter of same-store transaction growth, while store openings continued to accelerate year over year across both company-owned and franchise stores. KFC delivered strong results, with 7% system sales growth and restaurant margin expansion. Pizza Hut’s same-store sales returned to positive growth and net new openings nearly doubled from last year.”

Wat continued, “Our menu innovations and breakthrough side-by-side modules are helping us broaden into new occasions and new customer segments. As we rapidly roll out KCOFFEE cafe, KPRO and car-side pickup services to more KFC locations, Pizza Hut has also built a Pizza Hut Burger Bar to drive incremental sales and profit. At the same time, our KFC Small Town and Pizza Hut WOW models are helping us deepen penetration in lower-tier cities. With our multiple growth drivers, we are confident in our ability to lead the catering industry and deliver on our full-year growth targets, even as we face tougher comparisons in the second half of the year following last year’s delivery platform subsidies.”

Wat concluded, “We are about to reach a major breakthrough by becoming the owner of the Pizza Hut brand in Mainland China, after operating the brand in the market for 36 years. In the near term, we expect the savings in license fees to support margin expansion, with Pizza Hut's restaurant margin approaching KFC's. More potential new stores are expected to meet our payback requirements of two to three years. Over the longer term, brand ownership will give us greater strategic flexibility to capture new opportunities and innovate more nimbly across our menu, store formats, new business modules and operations. We expect this to accelerate Pizza Hut’s growth trajectory and generate sustainable long-term value for our shareholders.”

1 Refers to a 4 cents favorable F/X impact, and a lower mark-to-market loss of 2 cents in the second quarter of 2026, compared with a loss of 4 cents in the second quarter of 2025.

Key Financial Results

	Second Quarter				First Half (Year to Date Ended 6/30)
			%/ppts Change				%/ppts Change
	2026	2025	Reported	Ex F/X	2026	2025	Reported	Ex F/X
System Sales Growth (2) (%)	6	4	NM	NM	5	3	NM	NM
Same-Store Sales Growth (2) (%)	1	1	NM	NM	1	Even	NM	NM
Operating Profit ($mn)	348	304	+14	+7	795	703	+13	+7
Adjusted Operating Profit (3) ($mn)	348	304	+14	+7	795	703	+13	+7
Core Operating Profit (3) (4) ($mn)	328	304	NM	+7	751	703	NM	+7
OP Margin (5) (%)	11.1	10.9	+0.2	+0.2	12.4	12.2	+0.2	+0.2
Core OP Margin (3) (6) (%)	11.1	10.9	NM	+0.2	12.4	12.2	NM	+0.2
Net Income ($mn)	244	215	+14	+6	553	507	+9	+3
Adjusted Net Income (3) ($mn)	244	215	+14	+6	553	507	+9	+3
Diluted Earnings Per Common Share ($)	0.70	0.58	+21	+14	1.57	1.35	+16	+10
Adjusted Diluted Earnings Per Common Share (3) ($)	0.70	0.58	+21	+14	1.57	1.35	+16	+10

2 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

3 See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

4 Core operating profit is defined as operating profit adjusted for special items, further excluding items affecting comparability and the impact of F/X. The Company uses core operating profit for the purposes of evaluating the performance of its core operations. Current period amounts are derived by translating results at the average exchange rates of the prior year period.

5 OP margin refers to operating profit as a percentage of total revenues.

6 Core OP margin refers to core operating profit as a percentage of total revenues excluding F/X.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

Capital Returns to Shareholders

•
The Company is on track to return $1.5 billion each year from 2024 to 2026, which is annually around 10% of our market capitalization as of July 29, 2026.
•
In the first half of 2026, the Company returned $718 million in capital to shareholders through $515 million in share repurchases and $203 million in cash dividends.
•
The Board declared a cash dividend of $0.29 per share on Yum China’s common stock, payable on September 17, 2026, to shareholders of record as of the close of business on August 27, 2026.
•
Starting in 2027, the Company plans to return approximately 100% of annual free cash flow after subsidiaries’ dividend payments to non-controlling interests. This is anticipated to translate into an average annual return of approximately $900 million to over $1 billion in 2027 and 2028, and to exceed $1 billion in 2028.

KFC

	Second Quarter				First Half (Year to Date Ended 6/30)
			%/ppts Change				%/ppts Change
	2026	2025	Reported	Ex F/X	2026	2025	Reported	Ex F/X
Restaurants	13,789	12,238	+13	NM	13,789	12,238	+13	NM
System Sales Growth (%)	7	5	NM	NM	6	4	NM	NM
Same-Store Sales Growth (%)	1	1	NM	NM	1	Even	NM	NM
Total Revenues ($mn)	2,338	2,096	+12	+5	4,791	4,342	+10	+4
Operating Profit ($mn)	332	292	+14	+7	749	678	+10	+5
Core Operating Profit ($mn)	313	292	NM	+7	709	678	NM	+5
OP Margin (%)	14.2	14.0	+0.2	+0.2	15.6	15.6	—	—
Restaurant Margin (%)	17.1	16.9	+0.2	+0.2	18.1	18.4	(0.3)	(0.3)

•
System sales for KFC grew 7% YoY, improving sequentially from 5% in the first quarter. Same-store sales increased 1% YoY, the fifth consecutive quarter of growth. Same-store transactions grew 4% YoY. Ticket average was 3% lower YoY, mainly due to incremental smaller orders from new customer segments and occasions, including KCOFFEE and KPRO.

•
Delivery sales grew 26% YoY, contributing approximately 54% of KFC’s Company sales, up from 45% in the same quarter last year.
•
KFC opened 335 net new stores during the quarter, including 152 opened by franchisees, representing 45% of net new store openings. Total store count reached 13,789 as of June 30, 2026, with 17% of stores operated by franchisees.
•
Operating profit increased 14% YoY to $332 million. Core operating profit increased 7% YoY.
•
OP margin was 14.2%, an increase of 20 basis points YoY.
•
Restaurant margin was 17.1%, an increase of 20 basis points YoY, primarily due to streamlined operations and favorable commodity prices, partially offset by the impact of increased rider cost resulting from higher delivery mix and value-for-money offerings.

Pizza Hut

	Second Quarter				First Half (Year to Date Ended 6/30)
			%/ppts Change				%/ppts Change
	2026	2025	Reported	Ex F/X	2026	2025	Reported	Ex F/X
Restaurants	4,549	3,864	+18	NM	4,549	3,864	+18	NM
System Sales Growth (%)	6	3	NM	NM	5	3	NM	NM
Same-Store Sales Growth (%)	1	2	NM	NM	Even	1	NM	NM
Total Revenues ($mn)	613	554	+11	+4	1,248	1,149	+9	+3
Operating Profit ($mn)	51	46	+11	+5	122	106	+15	+9
Core Operating Profit ($mn)	48	46	NM	+5	115	106	NM	+9
OP Margin (%)	8.3	8.3	—	+0.1	9.8	9.2	+0.6	+0.6
Restaurant Margin (%)	12.9	13.3	(0.4)	(0.4)	14.0	13.9	+0.1	+0.1
•
System sales for Pizza Hut grew 6% YoY, improving sequentially from 4% in the first quarter. Same-store sales growth returned to positive at 1%. Same-store transactions grew 13% YoY, marking the 14th consecutive quarter of growth, and more than offset the 11% decline in ticket average. In line with our mass-market strategy, ticket average moved closer to our target range, primarily driven by value-for-money offerings and incremental smaller orders such as those from solo diners.
•
Delivery sales grew 26% YoY, contributing approximately 52% of Pizza Hut’s Company sales, up from 43% in the same quarter last year.
•
Pizza Hut opened 174 net new stores during the quarter, nearly double the net openings in the same quarter last year, including 70 opened by franchisees, representing 40% of net new store openings. Total store count reached 4,549 as of June 30, 2026, with 11% of stores operated by franchisees.
•
Operating profit grew 11% YoY to $51 million. Core operating profit increased 5% YoY.
•
OP margin was 8.3%, flat YoY. OP margin expanded by 60 bps YoY in the first half of the year.
•
Restaurant margin was 12.9%, a decrease of 40 basis points YoY, primarily due to the impact of increased costs associated with higher delivery sales mix, value-for-money offerings and investment in Pizza Hut Burger Bar, partially offset by streamlined operations, automation and favorable commodity prices. Restaurant margin increased by 10 basis points YoY in the first half of the year.

2026 Outlook

The Company targets:

•
Total stores of over 20,000, or more than 1,900 net new stores.
•
40-50% franchise mix of net new stores for both KFC and Pizza Hut.
•
Capital expenditures of approximately $600 million to $700 million.
•
$1.5 billion capital return to shareholders.

Other Update

•
The Company is on track to close the acquisition of the Pizza Hut brand in Mainland China in August and plans to secure an approximately $1.2 billion equivalent offshore bridge loan to finance the transaction.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 7:00 a.m. U.S. Eastern Time on Thursday, July 30, 2026 (7:00 p.m. Beijing/Hong Kong Time on Thursday, July 30, 2026).

A live webcast of the call may be accessed at https://edge.media-server.com/mmc/p/zubr6dix.

To join by phone, please register in advance through the link provided below. Upon registering, you will be provided with participant dial-in numbers and a unique access PIN.

Pre-registration Link: https://register-conf.media-server.com/register/BI611346d62d61456ca32d90b61aca7523

A replay of the webcast will be available two hours after the event and will remain accessible until July 29, 2027. Earnings release and accompanying slides will be available at the Company’s Investor Relations website http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China's Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements under the section titled “2026 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, net new stores, franchise mix of net new stores, capital expenditures, capital returns, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns, anticipated effects of population and macroeconomic trends, execution of the Company’s RGM 3.0 strategy, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, as well as changes in political, economic, trade relations, regulatory conditions in China and the U.S., and those set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 19,000 restaurants under six brands across over 2,700 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com
Media Contact:
Tel: +86 21 2407 3824 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2026	6/30/2025	B/(W)		6/30/2026	6/30/2025	B/(W)
Revenues
Company sales	$2,910	$2,613	11		$5,957	$5,414	10
Franchise fees and income	29	24	18		59	51	15
Revenues from transactions with franchisees	155	115	35		311	236	32
Other revenues	44	35	27		82	67	23
Total revenues	3,138	2,787	13		6,409	5,768	11
Costs and Expenses, Net
Company restaurants
Food and paper	918	810	(13)		1,881	1,684	(12)
Payroll and employee benefits	804	712	(13)		1,617	1,431	(13)
Occupancy and other operating expenses	719	669	(7)		1,437	1,357	(6)
Company restaurant expenses	2,441	2,191	(11)		4,935	4,472	(10)
General and administrative expenses	139	131	(7)		276	269	(3)
Franchise expenses	12	10	(24)		24	21	(18)
Expenses for transactions with franchisees	148	110	(35)		298	227	(31)
Other operating costs and expenses	38	30	(26)		69	59	(18)
Closures and impairment expenses, net	12	12	(7)		12	18	32
Other income, net	—	(1)	NM		—	(1)	NM
Total costs and expenses, net	2,790	2,483	(12)		5,614	5,065	(11)
Operating Profit	348	304	14		795	703	13
Interest income, net	12	25	(52)		28	51	(48)
Investment loss	(6)	(18)	65		(17)	(15)	(6)
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	354	311	14		806	739	9
Income tax provision	(92)	(80)	(14)		(215)	(199)	(8)
Equity in net earnings (losses) from equity method investments	2	2	23		4	6	(15)
Net income – including noncontrolling interests	264	233	14		595	546	9
Net income – noncontrolling interests	20	18	(11)		42	39	(7)
Net Income – Yum China Holdings, Inc.	$244	$215	14		$553	$507	9
Effective tax rate	26.0%	25.8%	(0.2)	ppts.	26.6%	26.9%	0.3	ppts.

Basic Earnings Per Common Share	$0.70	$0.58			$1.58	$1.36
Weighted-average shares outstanding (in millions)	348	373			350	374

Diluted Earnings Per Common Share	$0.70	$0.58			$1.57	$1.35
Weighted-average shares outstanding (in millions)	349	374			351	376

OP margin	11.1%	10.9%	0.2	ppts.	12.4%	12.2%	0.2	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.5	31.0	(0.5)	ppts.	31.6	31.1	(0.5)	ppts.
Payroll and employee benefits	27.6	27.2	(0.4)	ppts.	27.1	26.4	(0.7)	ppts.
Occupancy and other operating expenses	24.8	25.7	0.9	ppts.	24.1	25.1	1.0	ppts.
Restaurant margin	16.1%	16.1%	—	ppts.	17.2%	17.4%	(0.2)	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2026	6/30/2025	B/(W)		6/30/2026	6/30/2025	B/(W)
Revenues
Company sales	$2,294	$2,059	11		$4,704	$4,267	10
Franchise fees and income	24	19	23		47	40	20
Revenues from transactions with franchisees	19	17	18		38	33	16
Other revenues	1	1	(5)		2	2	(4)
Total revenues	2,338	2,096	12		4,791	4,342	10
Costs and Expenses, Net
Company restaurants
Food and paper	710	631	(12)		1,456	1,316	(11)
Payroll and employee benefits	630	556	(13)		1,273	1,110	(15)
Occupancy and other operating expenses	563	523	(8)		1,123	1,055	(6)
Company restaurant expenses	1,903	1,710	(11)		3,852	3,481	(11)
General and administrative expenses	67	61	(9)		128	120	(6)
Franchise expenses	10	9	(22)		21	19	(18)
Expenses for transactions with franchisees	15	15	(3)		30	29	(4)
Other operating costs and expenses	1	1	53		1	2	58
Closures and impairment expenses, net	10	8	(30)		10	13	27
Total costs and expenses, net	2,006	1,804	(11)		4,042	3,664	(10)
Operating Profit	$332	$292	14		$749	$678	10
OP margin	14.2%	14.0%	0.2	ppts.	15.6%	15.6%	—	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.9	30.7	(0.2)	ppts.	31.0	30.9	(0.1)	ppts.
Payroll and employee benefits	27.5	27.0	(0.5)	ppts.	27.1	26.0	(1.1)	ppts.
Occupancy and other operating expenses	24.5	25.4	0.9	ppts.	23.8	24.7	0.9	ppts.
Restaurant margin	17.1%	16.9%	0.2	ppts.	18.1%	18.4%	(0.3)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2026	6/30/2025	B/(W)		6/30/2026	6/30/2025	B/(W)
Revenues
Company sales	$604	$545	11		$1,231	$1,129	9
Franchise fees and income	3	2	47		6	4	41
Revenues from transactions with franchisees	3	1	52		5	3	44
Other revenues	3	6	(41)		6	13	(51)
Total revenues	613	554	11		1,248	1,149	9
Costs and Expenses, Net
Company restaurants
Food and paper	204	177	(15)		417	363	(15)
Payroll and employee benefits	171	154	(11)		339	317	(7)
Occupancy and other operating expenses	151	141	(7)		303	292	(4)
Company restaurant expenses	526	472	(11)		1,059	972	(9)
General and administrative expenses	28	26	(11)		54	52	(6)
Franchise expenses	2	1	(43)		3	2	(37)
Expenses for transactions with franchisees	2	1	(37)		4	3	(25)
Other operating costs and expenses	3	5	41		5	11	53
Closures and impairment expenses, net	1	3	52		1	3	56
Total costs and expenses, net	562	508	(10)		1,126	1,043	(8)
Operating Profit	$51	$46	11		$122	$106	15
OP margin	8.3%	8.3%	—	ppts.	9.8%	9.2%	0.6	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	33.8	32.5	(1.3)	ppts.	33.9	32.1	(1.8)	ppts.
Payroll and employee benefits	28.3	28.3	—	ppts.	27.5	28.1	0.6	ppts.
Occupancy and other operating expenses	25.0	25.9	0.9	ppts.	24.6	25.9	1.3	ppts.
Restaurant margin	12.9%	13.3%	(0.4)	ppts.	14.0%	13.9%	0.1	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	6/30/2026	12/31/2025
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$485	$506
Short-term investments	901	878
Accounts receivable, net	115	95
Inventories, net	459	438
Prepaid expenses and other current assets	390	440
Total Current Assets	2,350	2,357
Property, plant and equipment, net	2,623	2,543
Operating lease right-of-use assets	2,114	2,189
Goodwill	2,021	1,963
Intangible assets, net	151	148
Long-term bank deposits and notes	688	678
Equity investments	382	387
Deferred income tax assets	168	156
Other assets	374	362
Total Assets	10,871	10,783

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	2,263	2,127
Short-term borrowings	66	30
Income taxes payable	107	89
Total Current Liabilities	2,436	2,246
Non-current operating lease liabilities	1,747	1,823
Non-current finance lease liabilities	50	51
Deferred income tax liabilities	418	406
Other liabilities	159	158
Total Liabilities	4,810	4,684

Redeemable Noncontrolling Interest	—	—

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 345 million shares and 355 million shares issued at June 30, 2026 and December 31, 2025, respectively; 345 million shares and 354 million shares outstanding at June 30, 2026 and December 31, 2025, respectively.	3	4
Treasury stock	(13)	(28)
Additional paid-in capital	3,696	3,796
Retained earnings	1,696	1,764
Accumulated other comprehensive loss	(25)	(157)
Total Yum China Holdings, Inc. Stockholders' Equity	5,357	5,379
Noncontrolling interests	704	720
Total Equity	6,061	6,099
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$10,871	$10,783

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year to Date Ended
	6/30/2026	6/30/2025
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$595	$546
Depreciation and amortization	237	219
Non-cash operating lease cost	211	199
Closures and impairment expenses	12	18
Investment loss	17	15
Equity in net (earnings) losses from equity method investments	(4)	(6)
Distributions of income received from equity method investments	8	9
Deferred income taxes	(9)	(3)
Share-based compensation expense	23	22
Changes in accounts receivable	(17)	(13)
Changes in inventories	(8)	52
Changes in prepaid expenses, other current assets and value-added tax assets	72	(8)
Changes in accounts payable and other current liabilities	39	(53)
Changes in income taxes payable	15	24
Changes in non-current operating lease liabilities	(187)	(200)
Other, net	(28)	43
Net Cash Provided by Operating Activities	976	864
Cash Flows – Investing Activities
Capital spending	(271)	(259)
Purchases of short-term investments, long-term bank deposits and notes	(3,777)	(3,924)
Maturities of short-term investments, long-term bank deposits and notes	3,781	3,905
Acquisition of equity investment	—	(14)
Other, net	2	2
Net Cash Used in Investing Activities	(265)	(290)
Cash Flows – Financing Activities
Proceeds from short-term borrowings	65	—
Repayment of short-term borrowings	(30)	(129)
Repurchase of shares of common stock	(530)	(368)
Cash dividends paid on common stock	(203)	(180)
Dividends paid to noncontrolling interests	(32)	(25)
Other, net	(9)	(7)
Net Cash Used in Financing Activities	(739)	(709)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	7	4
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(21)	(131)
Cash, Cash Equivalents, and Restricted Cash - Beginning of Period	506	723
Cash, Cash Equivalents, and Restricted Cash - End of Period	$485	$592

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Unit Count by Brand

KFC

	12/31/2025	New Builds	Closures	Refranchised	6/30/2026
Company-owned	11,032	657	(181)	(8)	11,500
Franchisees	1,965	338	(22)	8	2,289
Total	12,997	995	(203)	—	13,789

Pizza Hut

	12/31/2025	New Builds	Closures	6/30/2026
Company-owned	3,830	315	(109)	4,036
Franchisees	338	180	(5)	513
Total	4,168	495	(114)	4,549

Others

	12/31/2025	New Builds	Closures	6/30/2026
Company-owned	198	61	(19)	240
Franchisees	738	95	(114)	719
Total	936	156	(133)	959

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit and Core OP margin, which exclude Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analysts may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies; VAT deductions due to tax policy changes; and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results and we use this measure for purposes of evaluating the performance of our core operations. Core OP margin is defined as Core Operating Profit divided by Total revenues, excluding the impact of F/X.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended		Year to Date Ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$348	$304	$795	$703
Special Items, Operating Profit	—	—	—	—
Adjusted Operating Profit	$348	$304	$795	$703
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$244	$215	$553	$507
Special Items, Net Income –Yum China Holdings, Inc.	—	—	—	—
Adjusted Net Income – Yum China Holdings, Inc.	$244	$215	$553	$507
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.70	$0.58	$1.58	$1.36
Special Items, Basic Earnings Per Common Share	—	—	—	—
Adjusted Basic Earnings Per Common Share	$0.70	$0.58	$1.58	$1.36
Diluted Earnings Per Common Share	$0.70	$0.58	$1.57	$1.35
Special Items, Diluted Earnings Per Common Share	—	—	—	—
Adjusted Diluted Earnings Per Common Share	$0.70	$0.58	$1.57	$1.35
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	26.0%	25.8%	26.6%	26.9%
Impact on effective tax rate as a result of Special Items	—	—	—	—
Adjusted effective tax rate	26.0%	25.8%	26.6%	26.9%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended		Year to Date Ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025

Net Income – Yum China Holdings, Inc.	$244	$215	$553	$507
Net income – noncontrolling interests	20	18	42	39
Equity in net (earnings) losses from equity method investments	(2)	(2)	(4)	(6)
Income tax provision	92	80	215	199
Interest income, net	(12)	(25)	(28)	(51)
Investment loss	6	18	17	15
Operating Profit	348	304	795	703
Special Items, Operating Profit	—	—	—	—
Adjusted Operating Profit	348	304	795	703
Depreciation and amortization	120	110	237	219
Store impairment charges	14	13	18	19
Adjusted EBITDA	$482	$427	$1,050	$941

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change		Year to Date Ended		% Change
	6/30/2026	6/30/2025	B/(W)		6/30/2026	6/30/2025	B/(W)

Operating Profit	$348	$304	14		$795	$703	13
Special Items, Operating Profit	—	—			—	—
Adjusted Operating Profit	$348	$304	14		$795	$703	13
Items Affecting Comparability	—	—			—	—
F/X impact	(20)	—			(44)	—
Core Operating Profit	$328	$304	7		$751	$703	7
Total revenues	3,138	2,787	13		6,409	5,768	11
F/X impact	(183)	—			(342)	—
Total revenues, excluding the impact of F/X	$2,955	$2,787	6		$6,067	$5,768	5
Core OP margin	11.1%	10.9%	0.2	ppts.	12.4%	12.2%	0.2	ppts.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 6/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,294	$604	$12	$—	$—	$2,910
Franchise fees and income	24	3	2	—	—	29
Revenues from transactions with franchisees(2)	19	3	25	108	—	155
Other revenues	1	3	235	25	(220)	44
Total revenues	$2,338	$613	$274	$133	$(220)	$3,138
Company restaurant expenses	1,903	526	12	—	—	2,441
General and administrative expenses	67	28	8	36	—	139
Franchise expenses	10	2	—	—	—	12
Expenses for transactions with franchisees(2)	15	2	23	108	—	148
Other operating costs and expenses	1	3	231	23	(220)	38
Closures and impairment expenses, net	10	1	1	—	—	12
Total costs and expenses, net	2,006	562	275	167	(220)	2,790
Operating Profit (Loss)	$332	$51	$(1)	$(34)	$—	$348

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 6/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$332	$51	$(1)	$(34)	$—	$348
Less:
Franchise fees and income	24	3	2	—	—	29
Revenues from transactions with franchisees(2)	19	3	25	108	—	155
Other revenues	1	3	235	25	(220)	44
Add:
General and administrative expenses	67	28	8	36	—	139
Franchise expenses	10	2	—	—	—	12
Expenses for transactions with franchisees(2)	15	2	23	108	—	148
Other operating costs and expenses	1	3	231	23	(220)	38
Closures and impairment expenses, net	10	1	1	—	—	12
Restaurant profit	$391	$78	$—	$—	$—	$469
Company sales	2,294	604	12	—	—	2,910
Restaurant margin	17.1%	12.9%	(2.3)%	N/A	N/A	16.1%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 6/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$332	$51	$(1)	$(34)	$—	$348
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$332	$51	$(1)	$(34)	$—	$348
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	(19)	(3)	—	2	—	(20)
Core Operating Profit (Loss)	$313	$48	$(1)	$(32)	$—	$328

	Quarter Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,059	$545	$9	$—	$—	$2,613
Franchise fees and income	19	2	3	—	—	24
Revenues from transactions with franchisees(2)	17	1	17	80	—	115
Other revenues	1	6	172	17	(161)	35
Total revenues	$2,096	$554	$201	$97	$(161)	$2,787
Company restaurant expenses	1,710	472	9	—	—	2,191
General and administrative expenses	61	26	8	36	—	131
Franchise expenses	9	1	—	—	—	10
Expenses for transactions with franchisees(2)	15	1	16	78	—	110
Other operating costs and expenses	1	5	168	17	(161)	30
Closures and impairment expenses, net	8	3	1	—	—	12
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	1,804	508	202	130	(161)	2,483
Operating Profit (Loss)	$292	$46	$(1)	$(33)	$—	$304

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$292	$46	$(1)	$(33)	$—	$304
Less:
Franchise fees and income	19	2	3	—	—	24
Revenues from transactions with franchisees(2)	17	1	17	80	—	115
Other revenues	1	6	172	17	(161)	35
Add:
General and administrative expenses	61	26	8	36	—	131
Franchise expenses	9	1	—	—	—	10
Expenses for transactions with franchisees(2)	15	1	16	78	—	110
Other operating costs and expenses	1	5	168	17	(161)	30
Closures and impairment expenses, net	8	3	1	—	—	12
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit	$349	$73	$—	$—	$—	$422
Company sales	2,059	545	9	—	—	2,613
Restaurant margin	16.9%	13.3%	(11.5)%	N/A	N/A	16.1%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$292	$46	$(1)	$(33)	$—	$304
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$292	$46	$(1)	$(33)	$—	$304
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$292	$46	$(1)	$(33)	$—	$304

	Year to Date Ended 6/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$4,704	$1,231	$22	$—	$—	$5,957
Franchise fees and income	47	6	6	—	—	59
Revenues from transactions with franchisees(2)	38	5	51	217	—	311
Other revenues	2	6	483	47	(456)	82
Total revenues	$4,791	$1,248	$562	$264	$(456)	$6,409
Company restaurant expenses	3,852	1,059	25	—	(1)	4,935
General and administrative expenses	128	54	14	80	—	276
Franchise expenses	21	3	—	—	—	24
Expenses for transactions with franchisees(2)	30	4	48	216	—	298
Other operating costs and expenses	1	5	474	44	(455)	69
Closures and impairment expenses, net	10	1	1	—	—	12
Total costs and expenses, net	4,042	1,126	562	340	(456)	5,614
Operating Profit (Loss)	$749	$122	$—	$(76)	$—	$795

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year to Date Ended 6/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$749	$122	$—	$(76)	$—	$795
Less:
Franchise fees and income	47	6	6	—	—	59
Revenues from transactions with franchisees(2)	38	5	51	217	—	311
Other revenues	2	6	483	47	(456)	82
Add:
General and administrative expenses	128	54	14	80	—	276
Franchise expenses	21	3	—	—	—	24
Expenses for transactions with franchisees(2)	30	4	48	216	—	298
Other operating costs and expenses	1	5	474	44	(455)	69
Closures and impairment expenses, net	10	1	1	—	—	12
Restaurant profit (loss)	$852	$172	$(3)	$—	$1	$1,022
Company sales	4,704	1,231	22	—	—	5,957
Restaurant margin	18.1%	14.0%	(8.2)%	N/A	N/A	17.2%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year to Date Ended 6/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$749	$122	$—	$(76)	$—	$795
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$749	$122	$—	$(76)	$—	$795
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	(40)	(7)	—	3	—	(44)
Core Operating Profit (Loss)	$709	$115	$—	$(73)	$—	$751

	Year to Date Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$4,267	$1,129	$18	$—	$—	$5,414
Franchise fees and income	40	4	7	—	—	51
Revenues from transactions with franchisees(2)	33	3	36	164	—	236
Other revenues	2	13	342	34	(324)	67
Total revenues	$4,342	$1,149	$403	$198	$(324)	$5,768
Company restaurant expenses	3,481	972	20	—	(1)	4,472
General and administrative expenses	120	52	16	81	—	269
Franchise expenses	19	2	—	—	—	21
Expenses for transactions with franchisees(2)	29	3	33	162	—	227
Other operating costs and expenses	2	11	335	34	(323)	59
Closures and impairment expenses, net	13	3	2	—	—	18
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	3,664	1,043	406	276	(324)	5,065
Operating Profit (Loss)	$678	$106	$(3)	$(78)	$—	$703

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year to Date Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$678	$106	$(3)	$(78)	$—	$703
Less:
Franchise fees and income	40	4	7	—	—	51
Revenues from transactions with franchisees(2)	33	3	36	164	—	236
Other revenues	2	13	342	34	(324)	67
Add:
General and administrative expenses	120	52	16	81	—	269
Franchise expenses	19	2	—	—	—	21
Expenses for transactions with franchisees(2)	29	3	33	162	—	227
Other operating costs and expenses	2	11	335	34	(323)	59
Closures and impairment expenses, net	13	3	2	—	—	18
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$786	$157	$(2)	$—	$1	$942
Company sales	4,267	1,129	18	—	—	5,414
Restaurant margin	18.4%	13.9%	(16.0)%	N/A	N/A	17.4%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year to Date Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$678	$106	$(3)	$(78)	$—	$703
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$678	$106	$(3)	$(78)	$—	$703
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$678	$106	$(3)	$(78)	$—	$703

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.